                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                THE SANDS REGENT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           [LOGO OF THE SANDS REGENT]
                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 2, 1998

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sands Regent will be held at 10:00 a.m., on November 2, 1998, at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, for the following purposes:

          1. To elect two (2) directors each to serve for a three-year term.

          2. To approve an amendment to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 23, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

                                      By Order of the Board of Directors

                                      PETE CLADIANOS III, Secretary

September 24, 1998

                           [LOGO OF THE SANDS REGENT]
                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 2, 1998

     The accompanying Proxy is solicited by the Board of Directors of The Sands Regent (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, on November 2, 1998 at 10:00 a.m. and at any and all adjournments or postponements thereof. All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted FOR the election of the two nominees for election to the Board of Directors listed in the proxy and for approval of the amendment to the Company's Amended and Restated Stock Option Plan for Executives and Key Employees. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE SHAREHOLDERS ON OR ABOUT OCTOBER 5, 1998.

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. The presence of a shareholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Thus, abstentions have the effect of a vote "against" the matters to which the abstention has been cast.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Thus, "broker non-votes" do not constitute a vote "for" or "against" any matter.

     Notwithstanding the above, for purposes of determining the outcome of any matter as to which the broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy the lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e., as a vote FOR the director nominees named herein and for the amendment to the Company's Amended and Restated Stock Option Plan for Executives and Key Employees).

                             SOLICITATION EXPENSES

     The cost of this solicitation will be borne by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on September 23, 1998, will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 4,498,722 shares of $0.05 par value Common Stock. Each of the outstanding shares will be entitled to one vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of September 23, 1998, all persons, other than the nominees for director and continuing directors as set forth under "Directors and Executive Officers" herein, known by the Company to own "beneficially," as such term is defined in the Rules of the Securities and Exchange Commission, more than 5% of the Company's outstanding shares of Common Stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                       SHARES
    NAME AND ADDRESS                                BENEFICIALLY      PERCENT
   OF BENEFICIAL OWNER                                 OWNED          OF CLASS
   -------------------                              ------------      --------
Deborah Lundgren(1)                                   688,678           15.3%
c/o Doug Damon, CPA
5301 Longley Lane, Bldg. D-142
Reno, Nevada 89511
Dimensional Fund Advisors, Inc.                       273,648(2)         6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Stephen Feinberg                                      382,800(3)         8.5%
450 Park Avenue, 28th Floor
New York, New York 10022

---------------
(1) Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., Vice Chairman of the Board of Directors.

(2) Held with shared voting power as to 87,892 shares.

(3) 96,600 shares are owned by Cerberus Partners, L.P., a Delaware limited partnership; 140,800 shares are owned by Cerberus International, Ltd., a corporation organized under the laws of the Bahamas; and 18,300 shares are owned by Ultra Cerberus Fund, Ltd., a corporation organized under the laws of the Bahamas all over which Mr. Feinberg possesses sole voting and dispositive power. 127,100 shares are owned by certain other private investment funds for which Stephen Feinberg possesses dispositive power.

\
                        DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Articles of Incorporation allow for not less than three nor more than nine directors. The number of directors is currently set at eight members as provided by the Company's Bylaws. There is presently one vacancy. In accordance with the Articles of Incorporation, members of the Board of Directors have been divided into three classes with approximately the same number of directors in each class. Each year one class of Directors shall be elected to hold office until their respective successors have been duly elected and qualified. All Directors elected shall serve until their successors shall have been duly elected and qualified. The nominees securing the highest number of votes, up to the number of directors elected, will be elected as directors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     All of the Continuing Directors were elected by the shareholders and the Director Nominees were appointed by the Board of Directors. Information regarding the nominees for election and the Continuing Directors and executive officers, furnished in part by each such person, appears below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTOR NOMINEES

                                                     EXPIRATION        SHARES         PERCENT OF
                                         DIRECTOR    OF NEW TERM    BENEFICIALLY        COMMON
NAME(1)                                   SINCE      AS DIRECTOR      OWNED(2)          STOCK
-------                                  --------    -----------    ------------      ----------
Ferenc B. Szony                           12/97         2001             --                *
Louis J. Phillips                          5/98         2001             --                *

CONTINUING DIRECTORS

                                                      EXPIRATION        SHARES        PERCENT OF
                                          DIRECTOR      OF TERM      BENEFICIALLY       COMMON
NAME(1)                                    SINCE      AS DIRECTOR      OWNED(2)          STOCK
-------                                   --------    -----------    -------------    -----------
Jon N. Bengtson(3)                          8/84         2000             17,002           *
Pete Cladianos, Jr.(4)(5)                   8/84         1999          1,058,175         23.4%
Pete Cladianos III(4)(6)                   11/85         1999             16,909           *
Katherene Latham(4)                         8/84         1999            321,560          7.1%
David R. Wood                               7/85         2000              6,830           *
All Officers and Directors
  as a group (7 persons)                                               1,420,476          31.5%

---------------

 *  Less than 1%

(1) The address of the Director Nominees and Continuing Directors is c/o The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501.

(2) Held directly and with sole voting and investment power unless otherwise indicated.

(3) Includes 12,000 shares subject to options which are presently exercisable.

(4) Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Allison Cladianos is the daughter of Pete Cladianos III.

(5) Includes 386,286 shares held in trusts for the benefit of Pete Cladianos III, 375,500 shares held in trusts for the benefit of Antonia Cladianos II, 254,596 shares held in trusts for the benefit of Leslie Cladianos and 23,565 shares held in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.

(6) Includes 16,909 shares held in a trust for the benefit of Bradley Cladianos, son of Pete Cladianos III.

DIRECTOR BIOGRAPHIES

     FERENC B. SZONY (age 43) was appointed President and Chief Executive Officer and a Director of the Company in December 1997. Prior to December 1997, Mr. Szony was affiliated with Hilton Hotels Corporation for sixteen years. From November 1994 to March 1997 he served as President of the Reno Hilton Resort, northern Nevada's largest hotel/casino, and from July 1992 to November 1994 as President of the Flamingo Hilton, Reno. Mr. Szony served in various marketing and management positions with Hilton in Nevada and California beginning in June 1981. From March 1997 to December 1997, Mr. Szony was an independent gaming consultant.

     LOUIS J. PHILLIPS (age 61) was appointed to the Board of Directors of the Company in May 1998. Since 1995, Mr. Phillips has been the Mead Dixon Distinguished Professor of Gaming Management at the University of Nevada, Reno. Prior to such appointment, from 1993 to 1995, Mr. Phillips served as President and Chief Operating Officer of Harrah's Nevada. From 1989 to 1993, Mr. Phillips was Senior Vice President and General Manager of Harrah's Lake Tahoe and, from 1983 to 1988, was Senior Vice President of Human Resources at Harrah's corporate level. From 1981 to 1983, Mr. Phillips also served as an executive management consultant to Harrah's. Prior to 1981, Mr. Phillips was a member of a management consulting group based in Washington D.C.

     JON N. BENGTSON (age 54) has served as a Director of the Company since August 1984. Since January 1998, Mr. Bengtson has been the President and Chief Operating Officer of U-Tel, Inc., a telecommunications company, and since January 1996, has served as Chairman of the Board of Directors of Radica Games, Limited. From January 1996 to January 1998, Mr. Bengtson served as Executive Vice President and Chief Operating Officer of the Company. From January 1993 to January 1996, Mr. Bengtson held various positions with Radica Games, Limited, including Executive Vice President, Chief Operating Officer and Chief Financial Officer and served as President and Chief Executive Officer of Radica USA since December 1994. Mr. Bengtson also served as Executive Vice President of the Company from November 1991 to December 1994, Senior Vice President of the Company from November 1985 to November 1991 and Vice President -- Finance and Administration and Treasurer of the Company from May 1984 to July 1985. From July 1985 to November 1985, Mr. Bengtson served as Executive Vice President and a Director of Stride Micro, a computer hardware development/sales company. Prior to May 1984, Mr. Bengtson served, for almost four years, in various corporate officer capacities with International Game Technology and was a Director from May 1981 to May 1984.

     PETE CLADIANOS, JR. (age 68) has been Vice Chairman of the Board of Directors since December 1997 and was previously President, Chief Executive Officer and a Director of the Company or its predecessor since 1978. Mr. Cladianos has been involved in the gaming and lodging industries in Reno for over 44 years.

     PETE CLADIANOS III (age 39) became an Executive Vice President of the Company in January 1996, Secretary in August 1984, and was elected as a Director in November of 1985. From February 1987 to January 1996, Mr. Cladianos served as Vice President of the Company and was Treasurer from 1983 to 1984. Mr. Cladianos joined the Company's predecessor in 1982 as an internal auditor, became outside property manager in July 1983, and the cage and credit manager in September 1984.

     KATHERENE LATHAM (age 67) has been Chairman of the Board of Directors of the Company since August 1984. Ms. Latham also served as Executive Vice President until November of 1991 and was Vice President of the Company's predecessor in 1982 and from January to August of 1984, and has been a Director of the Company or its predecessor since 1978. From 1978 to 1984, Ms. Latham was Secretary of the Company's predecessor. Ms. Latham has been involved in the gaming and lodging industries in Reno for over 42 years.

     DAVID R. WOOD (age 46) has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since January 1996 and a Director since joining the Company in 1985. From July 1985 to January 1996, Mr. Wood served as Vice President -- Finance and Administration, Chief Financial Officer, and Treasurer of the Company. Prior to joining the Company, Mr. Wood, a certified public accountant, was in public accounting for over 9 years and was a partner in a Nevada based public accounting firm. Mr. Wood specialized in hotel/casino accounting and auditing while in public accounting and is an enrolled agent before the Nevada Gaming Authorities.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

     The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 1998. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which each served during fiscal 1998 or the portion of the year during which each served as Director.

COMMITTEES

     The Board of Directors of the Company has, in addition to its Executive Committee (whose present members are Pete Cladianos, Jr. and Katherene Latham), which may exercise all powers of the Board of Directors to the extent permitted by law, an Audit Committee, an Executive Compensation Committee and a Special Stock Grant Committee. The Board does not have a nominating committee. The general functions of such Board Committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below. The Executive Committee held no formal meetings during fiscal 1998.

     Audit Committee. The Audit Committee meets with the Company's independent auditors and makes recommendations to the Board of Directors concerning acceptance of the reports of such auditors and reviews and make recommendations to the Board concerning the accounting policies and procedures of the Company. The current members of the Audit Committee are Messrs. Bengtson and Phillips, both independent Directors. There was one meeting held during fiscal 1998.

     Executive Compensation Committee. The Executive Compensation Committee determines the compensation of all principal officers other than the Chairman of the Board of Directors, the President and the Executive Vice Presidents. The Committee also administers the Company's stock option plan and the deferred compensation plan for the Company Directors. The current members of the Executive Compensation Committee are Pete Cladianos, Jr. and Katherene Latham. There were no meetings held during fiscal 1998.

     Special Stock Grant Committee. A Special Stock Grant Committee, whose sole duty shall be to consider and grant stock options to officers, has been appointed in order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended. The members of such Committee shall be non-employee directors within the meaning of the aforementioned Rule 16b-3 and are presently Jon N. Bengtson and Louis J. Phillips. There were no formal meetings held during fiscal 1998.

COMPENSATION OF INDEPENDENT DIRECTORS

     Directors who are officers or employees of the Company do not receive compensation for their services as Directors. The Directors, who are not employees of the Company ("Independent Directors"), are to receive as compensation for services: (i) a $6,000 annual retainer; (ii) $1,000 for each Board of Directors meeting attended; (iii) $300 for each Board committee meeting attended on the same date as a Board meeting; and (iv) $500 for each Board committee meeting attended on a date when there is no Board meeting. In the fiscal year ended June 30, 1998, Louis J. Phillips, appointed in May 1998, earned $2,500, Jon N. Bengtson earned $4,500 and the two former Independent Directors, who tendered their resignations during the year, earned $6,300 and $7,300, respectively. Mr. Phillips was also granted a stock option to purchase 10,000 shares of the Company's Common Stock at $2.12 per share which was the fair market value on the date of grant. Such option to purchase Common Stock is fully vested in May 1999.

     Subject to the approval of shareholders at the November 2, 1998 Annual Meeting, the Board of Directors has approved an amendment to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees, as more fully described herein, to permit the grant of non-qualified stock options to Independent Directors. Upon initial election or appointment as an Independent Director, the Board may grant stock options to purchase up to 25,000 shares of the Company's Common Stock. Thereafter, on the date of the Annual Meeting of Shareholders, each Independent Director shall receive an automatic stock option grant to purchase 7,500 shares of the Company's Common Stock with an exercise price equal to fair market value on the date of grant. All options vest in full on the anniversary date of each grant and are subject to other conditions and restrictions as more fully set forth in the amendment included in the attached Appendix A.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF NAMED OFFICERS

     The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 1998, 1997 and 1996, of those persons who were, respectively, at June 30, 1998
(i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 1998 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                ANNUAL COMPENSATION        COMPENSATION
                 NAME AND                    --------------------------   OPTIONS GRANTED
            PRINCIPAL POSITION               YEAR     SALARY     BONUS      (SHARES)(1)
            ------------------               ----    --------    ------   ---------------
Ferenc B. Szony(2)                           1998    $117,692    $   --       100,000
President and Chief Executive Officer        1997          --        --            --
                                             1996          --        --            --

Pete Cladianos, Jr.                          1998     244,064        --            --
Vice Chairman of the Board of Directors      1997     361,076        --            --
                                             1996     364,110        --            --

Jon N. Bengtson(3)                           1998     109,577        --            --
Former Executive Vice President and          1997     183,399        --            --
Chief Operating Officer                      1996      83,385        --        60,000

David R. Wood                                1998     153,378        --       144,000(4)
Executive Vice President,                    1997     155,643        --            --
Treasurer and Chief Financial Officer        1996     157,000     8,197        60,000

Pete Cladianos III                           1998     122,702        --        60,000(4)
Executive Vice President and Secretary       1997     124,514        --            --
                                             1996     125,600     8,197        60,000

---------------

(1) The Company has not issued stock appreciation rights or restricted stock awards.

(2) Mr. Szony was named President and Chief Executive Officer in December 1997.

(3) Mr. Bengtson retired as Executive Vice President and Chief Operating Officer in January 1998.

(4) On December 12, 1997, the Company repriced certain outstanding stock options with original exercise prices ranging from $3.50 to $12.62 per share by amending the terms of such options to provide for an exercise price of $1.81 per share. In connection with such repricing, each of Messrs. Wood and Cladianos III had previously granted options for 144,000 and 60,000 shares, respectively, repriced. See "Stock Options Repriced in Last Fiscal Year."

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to the Named Officers pursuant to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees during the fiscal year ended June 30, 1998.

                                                                                           POTENTIAL REALIZABLE
                                                                                                 VALUE AT
                                                                                              ASSUMED ANNUAL
                                                                                                 RATES OF
                             NUMBER OF       % OF TOTAL                                         STOCK PRICE
                             SECURITIES       OPTIONS                                        APPRECIATION FOR
                             UNDERLYING       GRANTED                                         OPTION TERM(1)
                              OPTIONS     TO EMPLOYEES IN      PER SHARE      EXPIRATION   ---------------------
           NAME              GRANTED(1)   FISCAL YEAR 1998   EXERCISE PRICE      DATE         5%          10%
           ----              ----------   ----------------   --------------   ----------   ---------   ---------
Ferenc B. Szony(2).........   100,000           25%               1.81         12/12/07    $114,000    $288,000
David R. Wood(3)(4)........   144,000           37%               1.81         12/12/07     164,000     415,000
Pete Cladianos III(3)(5)...    60,000           15%               1.81         12/12/07      68,000     173,000

---------------

(1) The options have a ten year term and are generally exercisable commencing 12 months after the grant date. Includes options that were granted or repriced during fiscal 1998.

(2) Options to purchase 50,000 shares, each, vest on December 12, 1998 and 1999.

(3) On December 12, 1997, the Company repriced certain outstanding stock options. Pursuant to such repricing, the exercise price of options previously granted to each of Messrs. Wood and Cladianos III for 144,000 and 60,000 shares, respectively, were repriced at $1.81. See "Stock Options Repriced in Last Fiscal Year."

(4) Options to purchase 108,000 shares vest on December 12, 1998. Options to purchase the remaining 36,000 shares vest in three equal, annual installments commencing on December 12, 1999.

(5) Options to purchase 24,000 shares vest on December 12, 1998. Options to purchase the remaining 36,000 shares vest in three equal, annual installments commencing on December 12, 1999.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 1998 and, based upon the fair market value of the Common Stock as of June 30, 1998, stock options held as of the end of fiscal 1998.

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS FOR FISCAL YEAR        IN-THE-MONEY OPTIONS
                                   SHARES                             END                   AT JUNE 30, 1998(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Ferenc B. Szony................      --           --            --         100,000        $   --         $6,300
David R. Wood..................      --           --            --         144,000            --          9,100
Pete Cladianos, III............      --           --            --          60,000            --          3,800
Jon N. Bengtson................      --           --        12,000              --            --             --

---------------
(1) Market value of the underlying securities at fiscal year-end, minus the exercise price of "in-the-money" options.

STOCK OPTIONS REPRICED IN LAST FISCAL YEAR

     The Company's Amended and Restated Stock Option Plan for Executive and Key Employees of the Sands Regent was adopted to attract, retain and motivate executive and key employees of the Company and to align the interests of these executive and key employees with those of the shareholders of the Company.

     The Special Stock Option Grant Committee (the "Committee") of the Board of Directors determined that an imbalance existed between the exercise prices under many of the outstanding stock options and the prevailing market price for the Common Stock, thereby negating the effectiveness of the stock options to retain and motivate executives and key employees. To restore that effectiveness and to coincide with the grant of stock options to the newly appointed President and Chief Executive Officer, the Committee repriced certain outstanding incentive stock options with original exercise prices ranging from $3.50 to $12.63 per share and covering 254,000 shares with repriced options having an exercise price of $1.81 per share (the fair market value on December 12, 1997, the date of the repricing) and covering 254,000 shares (204,000 shares to the Named Officers).

     At the time of repricing, options to purchase 108,000 shares of Common Stock, with respect to the Named Officers, were fully vested. After repricing, the options to purchase the 108,000 shares of Common Stock shall vest on the first anniversary of the repricing. The remaining repriced options shall vest in four equal annual installments, covering 24,000 shares each, commencing on the first anniversary of the repricing. The following table sets forth stock option repricing information with respect to the Named Officers:

                                                   MARKET
                                    NUMBER OF       PRICE       EXERCISE
                                   SECURITIES    OF STOCK AT     PRICE                     LENGTH OF ORIGINAL
                                   UNDERLYING      TIME OF     AT TIME OF                     OPTION TERM
                                     OPTIONS      REPRICING    REPRICING                   REMAINING AT DATE
                                   REPRICED OR       OR            OR       NEW EXERCISE      OF REPRICING
         NAME              DATE      AMENDED      AMENDMENT    AMENDMENT       PRICE          OR AMENDMENT
         ----            --------  -----------   -----------   ----------   ------------   ------------------
David R. Wood            12/12/97    24,000         $1.81        $12.63        $1.81       5 Years, 42 Days
                         12/12/97    60,000          1.81          6.25         1.81       2 Years, 267 Days
                         12/12/97    60,000          1.81          3.50         1.81       8 Years, 133 Days

Pete Cladianos, III      12/12/97    60,000          1.81          3.85         1.81       8 Years, 133 Days

EMPLOYMENT AND OTHER ARRANGEMENTS

     Mr. Ferenc B. Szony entered into a two-year employment agreement on December 12, 1997 pursuant to which Mr. Szony agreed to serve as President and Chief Executive Officer of the Company. Under the terms of the agreement, Mr. Szony is to be paid a base salary of $225,000 per annum. In addition, Mr. Szony received incentive stock options to purchase 100,000 shares of Common Stock, which vest equally over two years, pursuant to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent. Mr. Szony is also eligible to receive an annual bonus of up to 75% of his base salary depending on the successful financial performance of the Company.

     The agreement with Mr. Szony also provides that if Mr. Szony's employment with the Company is terminated by the Company for any reason other than for cause, disability or retirement (each, as defined) or by Mr. Szony for good reason (as defined) within three years after a change in control (as defined) of the Company. Mr. Szony shall be entitled to receive (a) a lump sum payment equal to three times (x) the greater of (1) Mr. Szony's annual base compensation for the 12-month period prior to the change in control or (2) Mr. Szony's annual base compensation at the time of the termination and (y) any bonus paid during the 12-month period immediately preceding the termination, and (b) life, disability, accident and health insurance coverage substantially the same as Mr. Szony received immediately prior to the change in control, but increased to the extent that such benefits were increased following the change in control for 36 months (or such lesser number of months up to the date of Mr. Szony's retirement or the date on which Mr. Szony obtains a new job of similar status). In addition, upon such a termination, all options held by Mr. Szony shall be immediately exercisable and all restrictions on transfer, if any, on securities then held by Mr. Szony shall lapse. In the event that any payment or benefit received pursuant to the agreement with Mr. Szony would not be deductible (in whole or in part) by the Company as a result of the operation of Section 280G of the Internal Revenue Code, the amount of any such payments or benefit shall be reduced until no portion of the payment or benefit is not deductible as a result of Section 280G.

     The Company has also entered into an agreement with Mr. Wood which provides that if Mr. Wood's employment with the Company is terminated by the Company for any reason other than for cause, disability or retirement (each, as defined) or by Mr. Wood for good reason (as defined) within three years after a change in control (as defined) of the Company, Mr. Wood shall be entitled to receive (a) a lump sum payment equal to three times (x) the greater of (1) Mr. Wood's annual base compensation for the 12-month period prior to the change in control or (2) Mr. Wood's annual base compensation at the time of the termination and (y) any bonus paid during the 12-month period immediately preceding the termination, and
(b) life, disability, accident and health insurance coverage substantially the same as Mr. Wood received immediately prior to the change in control but increased to the extent the such benefits were increased following the change in control for 36 months (or such lesser number of months up to the date of Mr. Wood's retirement or the date on which Mr. Wood obtains a new job of similar status). In addition, upon such a termination, all options held by Mr. Wood shall be immediately exercisable and all restrictions on transfer, if any, on securities then held by Mr. Wood shall lapse. In the event that any payment or benefit received pursuant to the agreement with Mr. Wood would not be deductible (in whole or part) by the Company as a result of the operation of Section 280G of the Internal Revenue Code, the amount of any such payments or benefit shall be reduced until no portion of the payment or benefit is not deductible as a result of Section 280G.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Executive Compensation Report and the Stock Price Performance Graph on Page 11 shall not be incorporated by reference into any such filings.

                         EXECUTIVE COMPENSATION REPORT

     The Executive Compensation Committee of the Board of Directors (the "Committee"), whose present members are Pete Cladianos, Jr. and Katherene Latham, is empowered, pursuant to the Company's By-laws, to determine the compensation of all executive officers other than the Chairman of the Board, the President and the Executive Vice Presidents. Such committee shall also administer the Company's Amended and Restated Stock Option Plan for Executive and Key Employees and the Company's Deferred Compensation Plan for Directors. The Executive Compensation Committee may not grant stock options to officers.

     In order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended, a Special Stock Grant Committee (the "Special Committee") has been appointed whose sole duty shall be to consider and to grant stock options to officers. Such Special Committee, whose present members are Louis J. Phillips and Jon N. Bengtson, shall be composed of non-employee directors within the meaning of the aforementioned Rule 16b-3.

     Compensation for the Chairman of the Board, the President and the Executive Vice Presidents is reviewed and established, from time to time, by the Board of Directors. It is a policy of the Board that such Executive Officers shall not participate in any Board decision relative to such respective person's compensation.

     The Company's executive compensation policy and philosophy is multifaceted. Such compensation program seeks to provide salaries that are competitive in the marketplace and designed to attract and retain highly-qualified executives. In addition, the program is designed to closely link certain compensation received by individuals to the performance of the Company and, in certain instances, the achievement of individual goals. Recognition is also given to an executive's individual performance. The Company's executive compensation program additionally establishes motivational incentives by providing the executive with a financial interest in the success of the Company similar to the interests of the Company's shareholders.

     Consistent with the aforementioned policy and philosophy, the Company's current compensation plan involves a combination of salary and bonuses to reward short-term performance and grants of stock options to encourage and reward longer-term performance. The key performance criterion in determining bonus payments is the levels of income from operations attained by the Company. Appropriate adjustments are considered, from time to time, to take into account market conditions and other factors impacting the Company's performance. The levels of supervisory or management responsibilities of the Company's executives and individual performances are also given significant consideration.

     The Company's primary long-term incentive program consists of stock options that are intended to encourage achievement of long-term goals and objectives consistent with results that benefit stockholders. These objectives include, but are not limited to, operating profitability, earnings per share growth, return on invested capital and return on shareholders' equity. Such stock option grants are intended to provide executives and key employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. In making such awards, the Special Committee takes into account such other factors as it deems appropriate to a determination of the individual optionee's value to the Company and his potential contribution to its long-term success. The practice of the Special Committee has been to issue all stock options at exercise prices of not less than the market value of the Company's Common Stock on the date of grant, thus insuring that any value derived from such options will depend on subsequent increases in share value realized by shareholders generally.

     The Revenue Reconciliation Act of 1993, enacted August 10, 1993, amended the Internal Revenue Code of 1986 and included a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Although the present compensation paid to any "covered employee" by the Company is presently less than the $1 million limit, it is the Company's policy to qualify future compensation paid to its top executives for deductibility under the new law in order to maximize the Company's income tax deductions to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During the fiscal year ended June 30, 1998, the compensation of the Company's Chief Executive Officer, Ferenc B. Szony, was a base salary of $225,000 pursuant to a two-year employment agreement entered into on December 12, 1997. Under such agreement, Mr. Szony is also eligible to receive an annual performance bonus of up to 75% of his base salary in the event the Company attains certain levels of successful operating results. In addition, Mr. Szony was granted incentive stock options to purchase 100,000 shares of the Company's Common Stock. Such options vest equally over two years and are subject to the terms and conditions of the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

EXECUTIVE COMPENSATION         SPECIAL STOCK
      COMMITTEE               GRANT COMMITTEE          BOARD OF DIRECTORS
----------------------        ----------------         ------------------
Katherene Latham              Louis J. Phillips        Katherene Latham
Pete Cladianos, Jr.           Jon N. Bengtson          Pete Cladianos, Jr.
                                                       Ferenc B. Szony
                                                       Louis J. Phillips
                                                       Pete Cladianos III
                                                       Jon N. Bengtson
                                                       David R. Wood

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors is responsible for the compensation policies of the Company with respect to its current executive officers. All of the members of the Board, except Messrs. Bengtson and Phillips, are employees of the Company. No member of the Board participates in the determination of his or her own compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total shareholder return of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Dow Jones Casinos index. The comparisons are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE SANDS REGENT, THE NASDAQ STOCK MARKET -- US INDEX
                        AND THE DOW JONES CASINOS INDEX

                   NASDAQ STOCK          DOW JONES           THE SANDS
                   MARKET (U.S.)          CASINO              REGENT
                   -------------         ---------           ---------
JUN-93                100.00              100.00              100.00
JUN-94                 78.30              100.96               73.15
JUN-95                131.14              134.77               32.26
JUN-96                170.71              173.03               31.72
JUN-97                123.81              210.38               19.82
JUN-98                112.87              277.69               12.69

---------------
* $100 invested on June 30, 1993 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                        COMPLIANCE WITH SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten (10) percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that its Insiders complied with all Section 16(a) filing requirements.

       APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION
            PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF THE SANDS REGENT

     On August 17, 1998, the Board of Directors of the Company (the "Board") unanimously authorized an amendment (the "Amendment") to the Amended and Restated Stock Option Plan for Executive and Key Employees of the Sands Regent (the "Option Plan"). Subject to shareholder approval, the Amendment provides generally: (i) for the automatic grant of options to members of the Board who are not employees of the Company ("Independent Directors") on an annual basis; and (ii) for expanded means of paying the aggregate exercise price and any applicable withholding taxes in connection with the exercise of options granted under the Option Plan after the effective date of the Amendment. If the Amendment is approved by the shareholders, the effective date of the Amendment will be August 17, 1998.

     The summary of the provisions of the Amendment and Option Plan that follows is not intended to be complete, and reference should be made to the Amendment and the Option Plan for complete statements of the terms and provisions. The Amendment is set forth in Appendix A to this Proxy Statement. Due to its length, the Option Plan is not included with the Proxy Statement. To obtain a copy of the Option Plan, send a written request to the Company, 345 N. Arlington Avenue, Reno, Nevada 89501, Attention: Investor Relations.

BACKGROUND, GENERAL NATURE AND PURPOSE OF THE OPTION PLAN

     The Company's Option Plan was originally adopted by the Board and approved by the Company's shareholders in January 1985. In 1992, the Board and shareholders approved a restatement of the Option Plan that included an amendment increasing the number of shares reserved for issuance under the Option Plan from 300,000 to 500,000 and conforming certain provisions to the requirements of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). In 1997, the Board and shareholders approved an amendment to the Option Plan that increased the number of shares reserved for issuance under the Option Plan from 500,000 to 800,000, extended the expiration date of the Option Plan from September 16, 2002 to August 4, 2007 and conformed certain provisions of the Option Plan to the revised requirements of Rule 16b-3. The Company intends to restate the Option Plan to incorporate all of the foregoing amendments.

     The principal purpose of the Option Plan is to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company and its affiliates. The Option Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase shares of its Common Stock to officers and key employees of the Company and the Company's subsidiaries. Incentive stock options are designed to meet the requirement of the Internal Revenue Code of 1986, as amended (the "Code"). The Amendment would authorize the grant of non-qualified options to independent directors of the Company.

     The Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under
Section 401 (a) of the Internal Revenue Code of 1986, as amended. Proceeds received by the Company from the sale of Common Stock pursuant to the Option Plan will be used for general corporate purposes.

GENERAL DESCRIPTION OF THE AMENDMENT

     The Amendment provides generally for the automatic grant to Independent Directors of the Company of options to purchase 7,500 shares on the date of each Annual Meeting of Shareholders on which such person continues as an Independent Director of the Company, commencing with this 1998 Annual Meeting of Shareholders. Independent Directors first appointed or elected to the Board after the effective date of the Amendment (i.e., August 17, 1998) may be also initially granted by the Board an option to purchase up to 25,000 shares. The terms of the options to be granted to these directors are summarized below. The Board adopted the automatic grant provisions in order to remain competitive for the services of knowledgeable, experienced and skilled independent directors.

     The Amendment also expands the means by which all optionees may pay the exercise price and tax withholding obligations associated with the exercise of options granted under the Option Plan after the effective date of the Amendment. The expanded means for exercise are comparable to those found in the stock option plans of many of the Company's competitors and other publicly held companies. These expanded means for paying the exercise price and tax withholding obligations are subject to prior approval of the committee administering the Option Plan and include delivery of already owned shares of the Company's stock, surrender to the Company of shares issuable upon exercise of the option, proceeds from the sale by a broker of shares issuable upon exercise, and the delivery to the Company of a full-recourse promissory note.

     The Option Plan constitutes an important part of the Company's compensation programs. In order to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company, the Board believe that it is in the best interest of the Company and its shareholders to approve the Amendment.

DESCRIPTION OF THE OPTION PLAN

  Share Issuable under the Option Plan

     A maximum of 800,000 shares of the Company's Common Stock, $0.05 par value, are reserved for issuance under the Option Plan. The Plan provides for appropriate adjustment in the number and kind of shares for which options may be granted in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company. Shares issued pursuant to the Option Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Any unexercised and canceled or forfeited options may be reissued under the Option Plan at a future date.

  Administration

     The Option Plan is generally administered by the Executive Compensation Committee of the Board. Option grants to officers, and Option Plan administration with respect to officers, however, must be done in a manner complying with the requirements of Rule 16b-3. Thus, the Special Stock Grant Committee of the Board, which complies with the requirements of Rule 16b-3, currently determines option grants to, and administers the Option Plan with respect to, officers. The Amendment provides that the Board will administer the Option Plan as to options granted to the Independent Directors. The Executive Compensation Committee, the Special Stock Grant Committee or the Board, as applicable, (collectively referred to herein as the "Committee") is authorized to interpret the Option Plan and related options, to adopt such rules for the administration, interpretation and application of the Option Plan as are consistent therewith and to interpret, amend or revoke any such rules. The costs of administering the Option Plan are paid by the Company.

  Eligibility and Participation

     General. All officers and other key employees of the Company and the Company's subsidiaries are eligible to receive options under the Option Plan. The Committee determines which employees of the Company and of the Company's subsidiaries are officers or key employees to whom options under the Option Plan should be granted. All option grants to persons who are officers of the Company must be made in conformity with the requirements of Rule 16b-3, and are thus granted by the Special Stock Grant Committee.

     As of the record date, there were 410,000 outstanding options under the Option Plan, with a weighted average exercise price of $1.90 per share. As of such date, the following groups held the following options:

                                                              NUMBER OF   WEIGHTED AVERAGE
GROUP                                                          SHARES      EXERCISE PRICE
-----                                                         ---------   ----------------
Officer Group...............................................   316,000         $ 1.87
Non-Officer Key Employee Group..............................    94,000         $ 1.95

     As of the record date, the closing price of the Company's Common Stock reported by the NASDAQ Stock Market was $1.13.

     The Committee determines the number of shares of the Company's Common Stock subject to option grants and whether the options are to be incentive stock options or non-qualified stock options. The Committee may impose certain conditions or restrictions on the grant of any options as it deems appropriate, including the right to require the surrender of existing options for cancellation as a condition to the grant of new options, on the same or different terms. The expiration date, maximum number of shares purchasable, the conditions to exercise and the other provisions of the individual stock option agreements are established by the Committee, in conformity with the Option Plan, at the time of grant.

     Automatic Option Grants to Independent Directors. The Amendment, which is subject to shareholder approval at this Meeting, provides for the automatic grant of non-qualified stock options to Independent Directors. If approved by the shareholders, each person who serves as an Independent Director on the date of this Annual Meeting will automatically be granted an option to purchase 7,500 shares, effective as of the Annual Meeting date. Further, each such Independent Director will receive an annual grant of an option to purchase 7,500 shares on the date of each subsequent Annual Meeting of Shareholders at which such person continues as an Independent Director. Any person who first becomes an Independent Director after the effective date of the Amendment may be granted, effective as of initial appointment or election to the Board, an initial option to purchase up to 25,000 shares, as determined by the Board. Thereafter, such person shall automatically be granted an option to purchase 7,500 shares on the date of each Annual Meeting succeeding his or her initial appointment or election and at which such person continues as an Independent Director; provided, however, no annual grant shall be made as to any Annual Meeting date that is less than six months following the initial option grant. The exercise price for all options granted to Independent Directors is equal to the fair market value of the Company's Common Stock on the date such option is granted.

  Options Price

     The exercise price of the shares subject to options granted by the Committee under the Option Plan is set by the Committee; provided, that the exercise price shall be not less than the fair market value of the Company's Common Stock on the date such option is granted. Further, in the case of an incentive stock option granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, the exercise price per share shall not be less than 110% of the fair market value of the Company's Common Stock on the date such option is granted.

  Exercise of Options

     Vesting. Options granted under the Option Plan are exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each stock option agreement. Except as the Committee may otherwise provide, no option may be exercised in whole or in part during the first year after such option is granted. In general, options granted by the Committee become exercisable in cumulative installments of 25% to 20% of the shares covered by the option per year for four to five years, as applicable. Options granted to Independent Directors, however, are exercisable in full on the first anniversary of the date of option grant. No portion of an option which is unexercisable upon the termination of employment or directorship, as applicable, shall thereafter become exercisable.

     Payment of Exercise Price and Applicable Withholding Taxes. Upon exercise, the exercise price and any applicable withholding taxes must be paid in full. Prior to the Amendment, the only means for payment of these sums was by check or in cash. The Amendment provides for expanded means of payment of these sums, each subject to the prior approval of the Committee. If the Amendment is approved by the shareholders, optionees may, with approval of the Committee, pay the exercise price and any applicable withholding taxes by: (i) cash or check;
(ii) delivery of shares of the Company's Common Stock which have been owned by the optionee for at least six months; (iii) the surrender of shares of the Company's Common Stock issuable upon exercise of the option having a fair market value equal on the date of exercise equal to the aggregate exercise price (and applicable withholding taxes, if any); (iv) delivery of a full recourse promissory note bearing interest and payable on such terms as prescribed by the Committee; (v) delivery of a notice that the optionee has placed a market sell order with a broker with respect to the stock issuable upon exercise of the option and that the broker has been directed to pay to the Company a portion of the proceeds from such stock sale in satisfaction of the aggregate exercise price (and applicable withholding taxes, if any), or (vi) any combination of the foregoing.

     Shareholder Rights. An optionee shall not have the rights and privileges of a shareholder of the Company with respect to exercised options unless and until certificates representing the shares issuable upon such exercise of options have been issued by the Company to such person.

  Expiration and Termination of Options

     The term of a non-qualified option may not exceed ten years and one day from the date of option grant and the term of an incentive stock option may not exceed ten years from the date of option grant (or five years in the case of an individual owning more than 10% of the total combined voting power of stock of the Company or any subsidiary of the Company). If earlier than the expiration date, incentive stock options and options granted to Independent Directors terminate one year from the date of the employee's termination of employment or termination of directorship, as applicable, for any reason. If an incentive stock option is exercised after three months following the date of the employee's termination by reason other than death or permanent disability, the option will not be considered an incentive stock option but will be treated and taxed as a non-qualified stock option. Subject to the foregoing, the Committee establishes when each option expires and becomes unexercisable, and the Committee may provide that an option terminates upon termination of employment.

  Options are Not Transferable

     No option or interest therein or part thereof shall be subject to or liable for the debts, contracts or engagements of the holder of the option or his or her successors in interest, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any legal or equitable proceedings (including bankruptcy), and any attempted disposition shall be null and void and of no effect; provided, however, that nothing in the Option Plan prevents transfers by will or by the applicable laws of descent and distribution. During the lifetime of the optionee, the option may be exercised only by such optionee.

  Amendment, Suspension or Termination of the Option Plan

     No option may be granted under the Option Plan after August 4, 2007. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without the approval of the Company's shareholders given within 12 months before or after the action of the Board or the Committee, no action of the Committee or Board may, except to accommodate certain changes in the Company's Common Stock, increase the maximum number of shares which may be issued on exercise of options, modify the eligibility requirements, reduce the minimum option price requirements or extend the limit on the period during which options may be granted. Neither the amendment, suspension or termination of the Option Plan shall, without the consent of the holder of the option, alter or impair any rights or obligations under an option theretofore granted. No option may be granted during any period of suspension nor after termination of the Option Plan.

  Merger, Consolidation, Acquisition, Liquidation or Dissolution

     In its absolute discretion, on such terms as it deems appropriate, the Committee may provide in the terms of any stock option agreement that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company. The Committee may also provide that, for some period of time prior to any such event, such option shall be exercisable as to all shares covered thereby.

  Adjustments Upon Changes in Capitalization

     In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments may be made by the Committee in the number and kind of shares for which options shall be granted and/or exercised.

FEDERAL INCOME TAX CONSEQUENCES

  Non-Qualified Stock Options

     In general, optionees who hold non-qualified stock options do not recognize income as a result of the grant of non-qualified stock options, but recognize compensation, taxable at ordinary income rates, upon the options' exercise to the extent that the fair market value of the stock on the date of the exercise of the non-qualified stock option exceeds the option exercise price paid. The optionee's initial tax basis for shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income recognized by the optionee.

     The tax consequences resulting from the exercise of non-qualified stock options through the surrender of already-owned shares of Common Stock are uncertain. In published rulings, the Internal Revenue Service has taken the position (i) that to the extent an equivalent number of shares is acquired upon such exercise, the employee will recognize no gain and the employee's basis in the shares acquired will equal the employee's basis in the surrendered shares and (ii) that to the extent any additional shares are acquired upon such exercise, the employee will recognize ordinary income in the amount of their then fair market value taxable under the rules described above (as if no amount had been paid for such shares) and the employee's basis in the additional shares will equal such fair market value.

  Incentive Stock Options

     In general, optionees who hold incentive stock options will not be considered to have received taxable income upon either the grant of an incentive stock option or its exercise. Upon the sale or other taxable disposition of shares of Common Stock acquired upon the exercise of an incentive stock option, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of shares has taken place within either (i) two years after the date of grant of the incentive stock option or (ii) one year after the date of transfer of such shares of Common Stock to the optionee upon exercise. If shares of Common Stock acquired upon the exercise of an incentive stock option are sold or otherwise disposed of before the end of the one-year or two-year periods referenced above, the difference between the incentive stock option exercise price and the fair market value of the shares of Common Stock on the date of the incentive stock option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of before the expiration of the one-year or two-year periods referenced above and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income is limited to the excess (if any) of the amount realized less the option exercise price paid.

     The difference between the fair market value of Common Stock on the exercise date and the exercise price of an incentive stock option is deemed to be a "tax preference" under the alternative minimum tax rules of the Code. Since the consequences of the application of these provisions to individual optionees may vary depending on their particular circumstances, a optionee should consult his or her personal tax advisor with respect to these provisions of the Code.

     The tax consequences resulting from the exercise of an incentive stock option through delivery of already-owned shares of Common Stock are uncertain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise, even if such shares were acquired upon the exercise of a non-qualified stock option or an incentive stock option. However, if an optionee surrenders shares of Common Stock acquired upon the exercise of an incentive stock option and such surrendered shares have not been held for the required holding periods referenced above, the optionee may recognize ordinary income under the rules described above. Thus, with respect to a stock-for-stock exercise, (i) to the extent an equivalent number of shares is acquired by the optionee upon the exercise of an incentive stock option, the optionee's basis in such number of shares will be equal to the optionee's basis in the surrendered shares increased by any ordinary income recognized by the optionee, and (ii) to the extent any additional shares are acquired upon such exercise, the optionee's basis in such additional shares shall be zero. Any sale or other disposition of such acquired shares within the one-year or two-year periods referenced above will be viewed as a disposition of the shares with the lowest basis first.

VOTE AND RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting is required to approve the Amendment. Properly executed, unrevoked Proxies will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated in the Proxy.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                           APPROVAL OF THE AMENDMENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as auditors of the Company for the year ended June 30, 1998. The auditors will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented at the next Annual Meeting must be received by June 7, 1999. Proposals should be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail -- Return Receipt Requested. The Company expects to hold the 1999 Annual Meeting of Shareholders on November 1, 1999. New Securities and Exchange Commission rules regarding shareholder proposals became effective on June 29, 1998. Pursuant to these new rules, if the Company has not received notice on or before August 21, 1999 of any matter a shareholder intends to propose for a vote at the 1999 Annual Meeting of Shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     The management knows of no other matters other than those described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          PETE CLADIANOS III, Secretary

                                   APPENDIX A

                             THIRD AMENDMENT TO THE
                       AMENDED AND RESTATED STOCK OPTION
                      PLAN FOR EXECUTIVE AND KEY EMPLOYEES
                                       OF
                                THE SANDS REGENT

     This Third Amendment to the Amended and Restated Stock Option Plan for Executive and Key Employees of the Sands Regent (the "Amendment") is adopted by The Sands Regent, a Nevada corporation (the "Company), effective as of August 17, 1998, subject to receipt of required shareholder approval.

                                    RECITALS

     The Amended and Restated Stock Option Plan for Executive and Key Employees of the Sands Regent (the "Restated Plan") was adopted by the Board of Directors of the Company (the "Board") on September 16, 1992 and approved by the shareholders of the Company on November 2, 1992.

     On February 26, 1993, the Company effected a 100% stock dividend which, pursuant to the terms of the Restated Plan, resulted in an automatic increase in the number of shares the Company's Common Stock reserved for issuance under the Restated Plan from 250,000 shares to 500,000 shares.

     On August 4, 1997 the Board adopted, and on November 3, 1997 the shareholders of the Company approved, an amendment to the Restated Plan as follows: (i) increasing the number of shares of the Company's common stock reserved for issuance under the Restated Plan from 500,000 shares to 800,000 shares, (ii) extending the expiration on the period during which options to purchase Common Stock may be granted under the Restated Plan from September 16, 2002 to August 4, 2007 and (iii) deleting all reference to "Special Committee" and instead provide that all option grants to Officers be in compliance with Rule 16b-3 and related rules, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended.

     On December 12, 1997, the Restated Plan was amended to permit repricing of incentive stock options, in addition to the repricing of non-qualified options then permitted under the Restated Plan.

     The Board of Directors desires to amend the Restated Plan, subject to shareholder approval, to provide for the automatic grant of options to non-employee directors of the Company on the terms specified herein and to provide for expanded means of exercising options granted under the Restated Plan, including cashless exercises of options.

                                   AMENDMENTS

     The Restated Plan is amended as follows:

          Section 1.11 of the Restated Plan entitled "Optionee" is hereby amended and restated in its entirety to read as follows:

            Section 1.11 -- Optionee

             "Optionee" shall mean an Employee or Independent Director to whom an Option is granted under the Plan.

          Section 1.19 of the Restated Plan entitled "Independent Director" is hereby added and reads in its entirety as follows:

            Section 1.19 -- Independent Director

             "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

          Section 1.20 of the Restated Plan entitled "Termination of Directorship" is hereby added and reads in its entirety as follows:

            Section 1.20 -- Termination of Directorship

             "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a member of the Board for any reason, including but not by way of limitation, a termination by resignation, failure to be re-elected, death, disability or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and question relating to Termination of Directorship with respect to each Independent Director.

          Section 2.5 of the Restated Plan entitled "Granting of Options to Independent Directors" is hereby added and reads in its entirety as follows:

            Section 2.5  -- Granting of Options to Independent Directors

             (a) During the term of the Plan, a person who continues as an Independent Director at the 1998 Annual Meeting of Stockholders of the Company automatically shall be granted (i) an Option to purchase seven thousand five hundred (7,500) shares of Common Stock on the date of the 1998 Annual Meeting of Stockholders of the Company, and (ii) an Option to purchase seven thousand five hundred (7,500) shares of Common Stock on the date of each annual meeting of stockholders following the 1998 Annual Meeting of Stockholders at which such Independent Director is re-elected to the Board or continues to serve on the Board; provided, however, that there shall be no grant of Options to an Independent Director pursuant to clause (i) if the date of the 1998 Annual Meeting of Stockholders is less than six months following the date of an initial grant of options to such Independent Director in connection with such Independent Director's initial appointment or election to the Board.

             (b) During the term of the Plan, a person who is initially elected or appointed to the Board on or after the effective date of this Section
        2.5 (i.e., August 17, 1998) and is at the time of such election or appointment an Independent Director (i) may be granted, by the Board, an Option to purchase not more that twenty-five thousand (25,000) shares of Common Stock effective as of the date of such initial election or appointment to the Board and (ii) automatically shall be granted an Option to purchase seven thousand five hundred (7,500) shares of Common Stock on the date of each annual meeting of stockholders following such initial election or appointment to the Board at which the Independent Director is re-elected to the Board or continues to serve on the Board; provided, however, that there shall be no grant of Options to an Independent Director pursuant to clause (ii) if the annual meeting date referenced in clause (ii) is less than six months following the date of an initial grant of Options to such Independent Director pursuant to clause (i).

             (c) A member of the Board who is an employee of the Company but whose employment with the Company is terminated after the effective date of this Section 2.5 (i.e., August 17, 1998) and who remains on the Board as an Independent Director after such terminated employment will not receive an initial Option grant pursuant to subparagraph (b)(i), but to the extent that he or she is otherwise eligible, will receive, after termination of employment with the Company, Options as described in subparagraph (b)(ii).

          Section 4.8 entitled "Terms of Options Granted to Independent Directors" of the Restated Plan is hereby added and reads in its entirety as follows:

            Section 4.8 -- Terms of Options Granted to Independent Directors

             Notwithstanding anything in the Plan to the contrary, the terms set forth in this Section 4.8 shall apply to Options granted to Independent Directors.

             (a) Each Option granted to an Independent Director shall be a Non-Qualified Option.

             (b) The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the fair market value of a share of Common Stock (as determined pursuant to the provisions of Section 4.2(b)) on the date the Option is granted.

             (c) Options granted to Independent Directors shall become exercisable in full on the first anniversary of the date of Option grant, without variation or acceleration hereunder except as provided in
        Section 4.7. No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

             (d) No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

                (i) The expiration of one (1) year following the date of the Optionee's death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code), retirement, resignation, failure to be re-elected, discharge or termination; or

                (ii) The expiration of ten (10) years from the date the Option was granted.

             (e) The Board shall administer the Plan, and assume all duties of the Committee under the Plan, as to all Options granted to Independent Directors.

          Section 4.3 (b) of the Restated Plan is hereby amended and restated in its entirety to read as follows:

             (b) Full payment (in cash or check) for the shares with respect to which such Option or portion thereof is exercised. The Committee (or the Board, in the case of Options granted to Independent Directors), however, may in its discretion:

                (i) allow a delay in payment of not more than thirty (30) days following the date the Option, or portion thereof, is exercised;

                (ii) allow payment, in whole or in part, through the delivery of shares of the Company's Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a fair market value (as determined pursuant to the provisions of Section 4.2(b))on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

                (iii) allow payment, in whole or in part, through the surrender
           of      shares of the Company's Common Stock then issuable upon
           exercise of the Option having a fair market value (as determined pursuant to the provisions of Section 4.2(b)) on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

                (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the
           Code) and payable upon such terms as may be prescribed by the Committee (or the Board, in the case of Options granted to Independent Directors);

                (v) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the Option or exercised portion thereof; or

                (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and
           (v).

             In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

          Section 5.4 (d) of the Restated Plan is hereby amended and restated in its entirety to read as follows:

             (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local laws in connection with the exercise of the Option, which in the discretion of the Committee (or the Board, in the case of Options granted to Independent Directors) may be in the form of consideration used by the Optionee to pay for such shares under Section 5.3(b).

     I hereby certify that the foregoing Third Amendment to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent was duly adopted by the Board of Directors of the Company as of August 17, 1998 and approved by the shareholders of the Company on November 2, 1998.

     Executed this                day of November 1998.






                                          --------------------------------------
                                          Pete Cladianos III
                                          Executive Vice President and Secretary

                                REVOCABLE PROXY

                                THE SANDS REGENT

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 2, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ferenc B. Szony and Katherene Latham, or either of them, with full power of substitution, proxies of the undersigned to vote all of the shares of capital stock of The Sands Regent that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Sands Regent, and at any adjournment thereof, upon the matters described in the Proxy Statement, for the meeting to be held on November 2, 1998, as follows:

1. ELECTION OF DIRECTORS:
   Nominees: Ferenc B. Szony and Louis J. Phillips, each for a three (3) year term.

[ ]  VOTE FOR all nominees listed above, except vote        [ ]  VOTE WITHHELD from all nominees.
     withheld from the following nominees (if any):

--------------------------------------------------------------------------------

2. To approve the amendment to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

                  [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In their discretion on any other matter that may properly come before the meeting or any adjournments thereof.

          I DO [ ]    DO NOT [ ]    PLAN TO ATTEND THE ANNUAL MEETING.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR ITEM (2) AND FOR ITEM (3).

    Please check your mailing address as shown on this Revocable Proxy. If it is inaccurate, please correct your address in the space provided below.

                                                       Dated:             , 1998
                                                             -------------


                                                       -------------------------
                                                             Signature(s)


                                                       -------------------------
                                                             Signature(s)


                                                       Please date this
                                                       Revocable Proxy and sign
                                                       exactly as your name
                                                       appears on your stock
                                                       certificate. If signing
                                                       as a fiduciary, please
                                                       give your full title.

  PLEASE MARK, SIGN, DATE, AND RETURN THIS REVOCABLE PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.